Exhibit 3

AMENDMENT NO. 3

Dated as of September 10, 2004

to

TRANSACTION AGREEMENT

Dated as of May 11, 2004

By and Among

COMSAT GENERAL CORPORATION,

LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS, LLC

(formerly known as COMSAT Government Systems LLC),

COMSAT NEW SERVICES, INC.,

INTELSAT GOVERNMENT SOLUTIONS CORPORATION,

INTELSAT MTC LLC

and

INTELSAT, LTD.

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AMENDMENT NO. 3 TO
TRANSACTION AGREEMENT

     This Amendment No. 3 (this “Amendment”) to Transaction Agreement (as amended to date, together with the Exhibits, Schedules and Attachments thereto, the “Transaction Agreement”) is made as of the 10th day of September 2004, by and among COMSAT GENERAL CORPORATION, a Delaware corporation (“COMSAT General”), LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS, LLC, a Delaware limited liability company (“LMGT”), COMSAT NEW SERVICES, INC., a Delaware corporation (“CNSI” and, collectively with COMSAT General and LMGT, “Sellers” and each a “Seller”), INTELSAT GOVERNMENT SOLUTIONS CORPORATION, a Delaware corporation (“Buyer”), INTELSAT MTC LLC, a Delaware limited liability company (“MTC” and collectively with Buyer and any Buyer Designees, “Buyers”) and INTELSAT, LTD., a company incorporated and existing under the laws of Bermuda (“Parent”). COMSAT General, LMGT, CNSI, Buyer, MTC and Parent are sometimes referred to herein as a “Party” or collectively as the “Parties”.

WITNESSETH

     WHEREAS, the Parties entered into the Transaction Agreement as of May 11, 2004;

     WHEREAS, the Parties entered into Amendment No. 1 to Transaction Agreement on July 14, 2004;

     WHEREAS, the Parties entered into Amendment No. 2 to Transaction Agreement on August 31, 2004; and

     WHEREAS, the Parties desire to amend certain provisions of the Transaction Agreement, all as more fully set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     Section 1. Definitions. Capitalized terms used in but not defined in this Amendment shall have the meanings specified in the Transaction Agreement.

     Section 2. Amendment to Section 12.01. Section 12.01(c) of the Transaction Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

     “(c) by Buyer or Sellers if the conditions to Closing set forth in Section 10.02(c) have not been satisfied (or waived) on or before September 24, 2004;”

     Section 4. Limited Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Transaction Agreement shall remain in full force and effect without any other amendments or modifications.

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     Section 5. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Amendment.

     Section 6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Maryland (without regard to the choice of law provisions thereof). The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

     Section 7. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. Each Party may execute this Amendment on a facsimile of this Amendment. In addition, facsimile signatures of authorized signatories of any Party shall be valid and binding, and delivery of a facsimile signature by such Party shall constitute due execution and delivery of this Amendment.

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     IN WITNESS WHEREOF, the Parties caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.

COMSAT GENERAL CORPORATION
By:	/s/ Chris Demain
	Name:	Chris Demain
	Title:	Authorized Representative

LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS, LLC
By:	/s/ Chris Demain
	Name:	Chris Demain
	Title:	Authorized Representative

COMSAT NEW SERVICES, INC.
By:	/s/ Chris Demain
	Name:	Chris Demain
	Title:	Authorized Representative

INTELSAT GOVERNMENT SOLUTIONS CORPORATION
By:	/s/ Susan P. Miller
	Name:	Susan P. Miller
	Title:	President

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INTELSAT MTC LLC
By:	/s/ Susan P. Miller
	Name:	Susan P. Miller
	Title:	President

INTELSAT, LTD.
By:	/s/ William J. Atkins
	Name:	William J. Atkins
	Title:	CFO

Execution Copy